Press Release	Exhibit 99(i)
From
J. W. Mays, Inc.
Publicity Department 9 Bond Street Brooklyn, NY 11201 718 624 7400

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THREE MONTHS ENDED OCTOBER 31, 2018

J. W. Mays, Inc. today reported its financial results for the three months ended October 31, 2018.

Revenues from Operations for the three months ended October 31, 2018 amounted to $4,996,584 compared to revenues of $4,785,026 in the comparable 2017 three-month period.

Net (loss) from Operations for the three months ended October 31, 2018 was $(79,194), or $(.04) per share, compared to net income from Operations of $395,395, or $.20 per share, in the comparable 2017 three-month period.

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Dated: December 5, 2018